UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 13, 2009, Discover Financial Services (the “Company”) entered into a Letter Agreement, which includes the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”), and related side letter (the “Side Letter”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold (i) 1,224,558 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 20,500,413 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $1,224,558,000 in cash. The Purchase Agreement and the Side Letter are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The following description of the Series A Preferred Stock and the Warrant are qualified in their entirety by reference to the Certificate of Designations (as defined below) and Warrant, which are attached as Exhibits 3.1 and 4.1, respectively, and are incorporated herein by reference.

The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Certificate of Designations provides that the Company may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “Qualified Equity Offering” (as defined in the Certificate of Designations filed as Exhibit 3.1 hereto). After three years, the Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends. Notwithstanding the foregoing, the Side Letter provides that the Company shall be permitted to repay the Series A Preferred Stock in accordance with the American Recovery and Reinvestment Act of 2009, as amended, and any rules and regulations thereunder. The Side Letter further provides that, when the Series A Preferred Stock is repaid, Treasury shall liquidate warrants associated with such Series A Preferred Stock. The Series A Preferred Stock is generally non-voting, except for class voting rights on matters that would adversely affect the rights of the holders of the Series A Preferred Stock.

Prior to March 13, 2012, unless the Company has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on its shares of Common Stock (other than regular quarterly cash dividends of not more than $0.06 per share of Common Stock) or (2) redeem, purchase or acquire any shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. In addition, under the Certificate of Designations, the Company’s ability to declare or pay dividends or repurchase its shares of Common Stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock. The restrictions on redemption are further set forth in the Certificate of Designations described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $8.96 per share of the Common Stock. If the Company receives aggregate gross cash proceeds of not less than $1,224,558,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

Both the Series A Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

Each of the Company’s senior executive officers and certain other employees of the Company executed a waiver pursuant to the terms of the Purchase Agreement, voluntarily waiving any claim against Treasury or the Company for any changes to such officer’s or employee’s compensation or benefits that are required to comply with the EESA and any guidance or regulation thereunder and acknowledging that Section 111 of the EESA may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively “Compensation Arrangements”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired pursuant to the Purchase Agreement or the Warrant. A form of such waiver is attached as Exhibit 10.3 and is incorporated herein by reference. Each of the Company’s senior executive officers and certain other employees of the Company also entered into an agreement with the Company amending their Compensation Arrangements with the Company as necessary to comply with Section 111 of the EESA during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Securityholders.

The information concerning restrictions on the Company’s ability to declare or pay dividends and to redeem, purchase or acquire the Company’s shares of Common Stock or other equity or capital securities is set forth under “Item 1.01. Entry Into a Material Definitive Agreement” and is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01. Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2009, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Immediately prior to the issuance of the Series A Preferred Stock and the Warrant to Treasury, the Company became a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act.

Additionally, on March 13, 2009, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry Into a Material Definitive Agreement.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations for the Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated March 13, 2009, between the Company and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Side Letter, dated March 13, 2009, between the Company and the United States Department of the Treasury

10.3	Form of Waiver, executed by each of the Company’s senior executive officers and certain other employees

99.1	Press Release dated March 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: March 13, 2009	By:	/s/ Christopher Greene
	Name:	Christopher Greene
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations for the Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated March 13, 2009, between the Company and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Side Letter, dated March 13, 2009, between the Company and the United States Department of the Treasury

10.3	Form of Waiver, executed by each of the Company’s senior executive officers and certain other employees

99.1	Press Release dated March 13, 2009